AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

          This Amendment ("Amendment") dated as of September 30, 1999 is between BE Aerospace, Inc., a Delaware corporation (the "Company") and Thomas P. McCaffrey (the "Executive"). The parties agree as follows:

     1. REFERENCE TO AGREEMENT: DEFINITIONS. Reference is made to an Employment Agreement dated as of May 29, 1998, as amended by Amendment No. 1 dated as of November 12, 1998, between the Company and the Executive (the "Agreement"). Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

     2. AMENDMENTS TO AGREEMENt. The Agreement is amended as follows, effective as of the date first written above:

     2.1 AMENDMENT TO SECTION 2. Section 2 is hereby amended to read as follows:


     "3. TERM. Executive shall provide to the Company services hereunder during the term of this Agreement which, unless otherwise terminated pursuant to the provisions of Article 5 hereof, shall be the period ending on the later of (i) May 28, 2003, or, (ii) three (3) years from any date as of which the term is being determined (the "Employment Term"). The date on which the Employment Term ends, including any extensions thereof, is sometimes hereinafter referred to as the "Expiration Date"."

     2.2 AMENDMENT TO SECTION 5(C).Clause (ii) of Section 5(c) is hereby amended to read as follows:

                  "(ii) until the Expiration Date, (a) pay to Executive or in the event of Executive's subsequent death, such person as Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to Executive's estate, the highest annual Salary paid to the Executive prior to the Termination Date, (b) continue to provide Executive with the medical, dental, disability and life insurance coverage, in the same amounts and upon the same terms and conditions provided pursuant to Section 4(d) hereof immediately prior to the Termination Date, and (c) continue to provide the Executive with the automobile allowance provided pursuant to Section 4(e) hereof immediately prior to the Termination Date.

     2.3 Amendment to Sections 5(e) and 5(f). Sections 5(e) and 5(f) of the Agreement are hereby amended in their entirety to read as follows:

     "5(e) Change of Control.

              (i) If a "Change of Control" of the Company occurs during the Employment Term, and the Executive's employment with the Company is terminated for any reason (other than by reason of the Executive's death pursuant to Section 5(b) or incapacity pursuant to Section 5(c) after the Change of Control, then the Company or its successors in interest shall:

              (a) Within thirty (30) days after the Termination Date, pay to the Executive, (or in the event of Executive's subsequent death, such person as Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, the Executive's estate) a lump sum payment equal to the sum of: (1) the unpaid Salary payable to the Executive through the Expiration Date, (2) the unpaid amount of any bonuses declared to be payable to the Executive for any fiscal periods of the Company ending prior to the Termination Date, (3) two (2) times the Salary, determined at the highest rate that was in effect at any time from the 180 day period preceding the Change of Control until the Termination Date (the "Highest Salary"), (4) an amount equal to the aggregate amount of Salary, determined based upon the Highest Salary, that would have been payable for the period from the Termination Date through the Expiration Date, and (5) by the amount equal to (x) one-half of the Executive's Highest Salary multiplied (y) by the number of months from May 1, 1993 to the Termination Date divided by twelve (12), which lump sum shall not be prorated and shall be paid in addition to the Severance Pay payable pursuant to
Section 5(f), hereof.

     (b) until the Expiration Date, provide Executive with continued life insurance and disability and medical and dental insurance coverage in the same amounts and upon the same terms and conditions as in effect on his Termination Date, or if greater, as those provided immediately prior to the Change of Control, and (d) continue to provide Executive with the automobile allowance provided pursuant to Section 4(e) hereof as of the Termination Date, or if greater, as provided immediately prior to the Change in Control;

     (c) provide that any stock options granted Executive that would not vest on or prior to the effective date of the Change of Control shall be exercisable immediately upon the execution of any agreement that would constitute a Change in Control (regardless of whether such agreement is consummated), and such stock options shall continue to be exercisable until the later of their expiration date or the date on which shares of the Company are no longer traded as such; and

     (d) pay Executive the amount of any Gross-Up Payment payable by the Company to the Executive under Section 5(h) hereof.

                (ii) For purposes of this provision, "Change of Control" means:

     (a) the entering into of any agreement relating to a transaction or series of related transactions involving the ownership of the Company that requires a shareholder vote for the consummation of such transaction;

     (b) Individuals who, as of September 30, 1999 (the "Effective Date") constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

     (c) the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of 25% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its subsidiaries, (2) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its subsidiaries; or

     (d) The sale or other disposition by the Company of 25% or more of the value of its assets to any person or entity that is not controlled by the Company.

     (iii) The obligations of the Company pursuant to this Section 5(e) shall survive any termination of this Agreement or the Executive's employment or any resignation of such employment by the Executive pursuant to this Section 5(e).

     (f) Severance Pay. If the Executive's employment hereunder is terminated for any reason, other than the Executive's death pursuant to Section 5(b) hereof, or the Executive's incapacity pursuant to Section 5(c) hereof, then within thirty (30) days after the Executive's Termination Date, the Company shall pay to the Executive (or in the event of the Executive's subsequent death, such person as the Executive shall have designated in a notice filed with the Company, or, if no such person shall have been designated, to Executive's estate) a lump sum amount equal to the Executive's annual Salary in effect as of the Termination Date, which lump sum shall not be pro-rated. The obligations of the Company pursuant to this Section 5(f) shall survive any termination of this Agreement or the Executive's employment as aforesaid, and shall be in addition to any amounts payable to the Executive pursuant to Section 5(e) hereof in the event of a Change of Control of the Company."

     3. Miscellaneous. Except as amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts which together shall constitute one instrument, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida and shall bind and inure to the benefit of the parties hereto and their respective successors, assigns and heirs.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first written above.

                                Thomas P. McCaffrey



                                BE AEROSPACE, INC.